EXHIBIT 21

SUBSIDIARIES OF THE DIXIE GROUP, INC.

SUBSIDIARY

STATE/COUNTRY OF INCORPORATION
FABRICA INTERNATIONAL, INC.

CA
C-KNIT APPAREL, INC.

TN
MASLAND CARPETS, LLC

GA
CANDLEWICK YARNS, LLC

AL